Exhibit 99.2

Supplemental Financial
Reporting Package.
Fourth Quarter | 2018
11127

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13
Portfolio Data:
Portfolio Overview	14
Occupancy and Leasing Trends	15
Leasing Statistics	16-17
Top Tenants and Lease Segmentation	18
Capital Expenditure Summary	19
Properties and Space Under Repositioning	20-21
Current Year Acquisitions and Dispositions Summary	22
Guidance	23
Net Asset Value Components	24
Notes and Definitions	25-28
Disclosures:
Forward Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2017 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 21, 2018. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Adeel Khan	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Diana J. Ingram	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
D.A Davidson	Barry Oxford	(212) 240-9871
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
National Securities Corporation	Chris Testa	(212) 417-8127
Stifel Nicolaus & Co.	John W. Guinee	(443) 224-1307
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Financial Results:
Total rental revenues	$56,125	$54,469	$51,616	$48,433	$45,767
Net income	$15,207	$8,965	$7,819	$15,084	$14,115
Net Operating Income (NOI)	$42,483	$41,175	$38,841	$36,473	$33,615
Company share of Core FFO	$27,216	$26,050	$22,882	$21,424	$20,025
Company share of Core FFO per common share - diluted	$0.29	$0.28	$0.27	$0.27	$0.26
Adjusted EBITDA	$40,348	$38,003	$36,784	$32,306	$30,675
Dividend declared per common share	$0.160	$0.160	$0.160	$0.160	$0.145
Portfolio Statistics:
Portfolio SF - consolidated	21,295,443	20,505,157	20,213,729	18,741,304	18,476,809
Ending occupancy - consolidated portfolio	95.4%	95.1%	95.2%	95.2%	95.5%
Stabilized occupancy - consolidated portfolio	97.5%	97.6%	98.1%	97.7%	98.2%
Leasing spreads - GAAP	25.1%	32.2%	35.5%	25.3%	27.7%
Leasing spreads - cash	14.8%	21.1%	23.9%	14.9%	18.9%
Same Property Performance:
Same Property Portfolio SF	14,106,629	14,106,629	14,040,668	14,040,668	14,040,668
Same Property Portfolio ending occupancy	96.7%	97.1%	96.1%	95.1%	95.3%
Same Property Portfolio NOI growth(2)	9.6%	12.6%	10.5%	9.3%	n/a
Same Property Portfolio Cash NOI growth(2)	12.4%	14.8%	9.9%	8.3%	n/a
Stabilized Same Property Portfolio ending occupancy	98.2%	98.7%	98.6%	97.7%	98.1%
Stabilized Same Property Portfolio NOI growth(2)	5.1%	8.7%	7.7%	7.4%	n/a
Stabilized Same Property Portfolio Cash NOI growth(2)	7.8%	11.6%	9.6%	8.0%	n/a
Capitalization:
Common stock price at quarter end	$29.47	$31.96	$31.39	$28.79	$29.16
Common shares issued and outstanding	96,610,106	92,497,666	90,848,198	80,441,338	78,305,187
Total shares and units issued and outstanding at period end (3)	99,025,917	94,500,770	92,861,762	82,482,513	80,323,432
Weighted average shares outstanding - diluted	94,487,773	91,945,206	83,494,825	79,196,060	78,227,824
5.875% Series A and Series B Cumulative Redeemable Preferred Stock	$165,000	$165,000	$165,000	$165,000	$165,000
Total equity market capitalization	$3,083,294	$3,185,245	$3,079,931	$2,539,672	$2,507,231
Total consolidated debt	$761,116	$761,154	$761,192	$662,425	$671,657
Total combined market capitalization (net debt plus equity)	$3,663,809	$3,762,495	$3,678,419	$3,186,472	$3,172,268
Ratios:
Net debt to total combined market capitalization	15.8%	15.3%	16.3%	20.3%	21.0%
Net debt to Adjusted EBITDA (quarterly results annualized)	3.6x	3.8x	4.1x	5.0x	5.4x

(1)
For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section and reconciliation section beginning on page 25 and page 8 of this report, respectively.

(2)
Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio and Stabilized Same Property Portfolio. For comparability, NOI growth and Cash NOI growth for Q1’18, Q2’18 and Q3’18 has been restated to remove the results of 311 East 157th Street, 329 East 157th Street and 319 East 157th Street which were sold during Q4’18. See page 22 for a list of dispositions completed during 2018.

(3)
Includes the following number of OP Units and vested LTIP units held by noncontrolling interests: 2,415,811 (Dec 31, 2018), 2,003,104 (Sep 30, 2018), 2,013,564 (Jun 30, 2018), 2,041,175 (Mar 31, 2018) and 2,018,245 (Dec 31, 2017). Excludes the following number of shares of unvested restricted stock: 200,398 (Dec 31, 2018), 209,214 (Sep 30, 2018), 213,867 (Jun 30, 2018), 226,451 (Mar 31, 2018) and 190,695 (Dec 31, 2017). Excludes unvested LTIP units and unvested performance units.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
ASSETS
Land	$1,298,957	$1,218,386	$1,199,633	$1,020,652	$997,588
Buildings and improvements	1,332,438	1,253,935	1,229,100	1,098,695	1,079,746
Tenant improvements	60,024	54,808	53,531	50,998	49,692
Furniture, fixtures, and equipment	149	151	151	151	167
Construction in progress	24,515	50,367	44,631	45,688	34,772
Total real estate held for investment	2,716,083	2,577,647	2,527,046	2,216,184	2,161,965
Accumulated depreciation	(228,742)	(214,680)	(200,006)	(186,234)	(173,541)
Investments in real estate, net	2,487,341	2,362,967	2,327,040	2,029,950	1,988,424
Cash and cash equivalents	180,601	183,904	162,704	15,625	6,620
Restricted cash	—	—	—	4,211	250
Rents and other receivables, net	4,944	5,042	3,920	3,328	3,664
Deferred rent receivable, net	22,228	20,770	19,432	17,766	15,826
Deferred leasing costs, net	14,002	13,446	12,600	12,097	12,014
Deferred loan costs, net	1,312	1,467	1,621	1,775	1,930
Acquired lease intangible assets, net(1)	55,683	53,402	57,054	45,876	49,239
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	8,770	13,851	13,036	11,294	7,193
Other assets	6,723	7,508	8,216	5,961	6,146
Acquisition related deposits	925	1,325	1,600	4,525	2,475
Assets associated with real estate held for sale, net(2)	—	—	—	8,300	12,436
Total Assets	$2,787,685	$2,668,838	$2,612,379	$2,165,864	$2,111,373
LIABILITIES & EQUITY
Liabilities
Notes payable	$757,371	$757,218	$757,064	$659,417	$668,941
Interest rate swap liability	2,351	—	—	—	219
Accounts payable, accrued expenses and other liabilities	21,074	30,411	19,683	21,441	21,134
Dividends payable	15,938	15,214	14,952	13,294	11,727
Acquired lease intangible liabilities, net(3)	52,727	52,289	53,939	17,783	18,067
Tenant security deposits	23,262	21,888	20,534	19,936	19,521
Prepaid rents	6,539	6,424	6,374	5,540	6,267
Liabilities associated with real estate held for sale(2)	—	—	—	132	243
Total Liabilities	879,262	883,444	872,546	737,543	746,119
Equity
Series A preferred stock, net ($90,000 liquidation preference)	86,651	86,651	86,651	86,651	86,651
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	73,062
Common stock	966	924	908	804	782
Additional paid in capital	1,798,113	1,666,339	1,614,650	1,297,391	1,239,810
Cumulative distributions in excess of earnings	(88,341)	(85,358)	(76,926)	(67,622)	(67,058)
Accumulated other comprehensive income	6,262	13,558	12,753	11,014	6,799
Total stockholders’ equity	1,876,094	1,754,557	1,710,479	1,400,681	1,340,046
Noncontrolling interests	32,329	30,837	29,354	27,640	25,208
Total Equity	1,908,423	1,785,394	1,739,833	1,428,321	1,365,254
Total Liabilities and Equity	$2,787,685	$2,668,838	$2,612,379	$2,165,864	$2,111,373

(1)	Includes net above-market tenant lease intangibles of $4,647 (December 31, 2018), $4,453 (September 30, 2018), $4,692 (June 30, 2018), $4,899 (March 31, 2018) and $5,223 (December 31, 2017).

(2)
At March 31, 2018, the properties located at 1910 Archibald Avenue and 1920 Archibald Avenue were classified as held for sale. At December 31, 2017, the properties located at 700 Allen Avenue, 1851 & 1830 Flower Street and 8900-8980 Benson Avenue were classified as held for sale.

(3)	Includes net below-market tenant lease intangibles of $52,610 (December 31, 2018), $52,164 (September 30, 2018), $53,806 (June 30, 2018), $17,642 (March 31, 2018) and $17,919 (December 31, 2017).

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Rental Revenues
Rental income	$47,429	$45,661	$43,567	$40,911	$38,691
Tenant reimbursements	8,462	8,508	7,932	7,293	6,757
Other income	234	300	117	229	319
Total Rental Revenues	56,125	54,469	51,616	48,433	45,767
Management, leasing, and development services	114	116	140	103	113
Interest income	769	609	—	—	—
Total Revenues	57,008	55,194	51,756	48,536	45,880
Operating Expenses
Property expenses	13,642	13,294	12,775	11,960	12,152
General and administrative	6,297	6,229	6,506	6,162	5,558
Depreciation and amortization	20,671	20,144	19,775	19,452	18,767
Total Operating Expenses	40,610	39,667	39,056	37,574	36,477
Other Expenses
Acquisition expenses	166	106	37	9	33
Interest expense	6,656	6,456	6,452	5,852	5,638
Total Other Expenses	6,822	6,562	6,489	5,861	5,671
Total Expenses	47,432	46,229	45,545	43,435	42,148
Gain on extinguishment of debt	—	—	—	—	47
Gains on sale of real estate	5,631	—	1,608	9,983	10,336
Net Income	15,207	8,965	7,819	15,084	14,115
Less: net income attributable to noncontrolling interest	(277)	(141)	(129)	(318)	(304)
Net income attributable to Rexford Industrial Realty, Inc.	14,930	8,824	7,690	14,766	13,811
Less: preferred stock dividends	(2,424)	(2,423)	(2,424)	(2,423)	(1,909)
Less: earnings allocated to participating securities	(93)	(94)	(94)	(97)	(83)
Net income attributable to common stockholders	$12,413	$6,307	$5,172	$12,246	$11,819

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.13	$0.07	$0.06	$0.16	$0.15
Net income attributable to common stockholders per share - diluted	$0.13	$0.07	$0.06	$0.15	$0.15

Weighted average shares outstanding - basic	93,995,846	91,463,594	82,924,208	78,694,161	77,771,084
Weighted average shares outstanding - diluted	94,487,773	91,945,206	83,494,825	79,196,060	78,227,824

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Rental Revenues
Rental income	$47,429	$38,691	$177,568	$136,185
Tenant reimbursements	8,462	6,757	32,195	23,363
Other income	234	319	880	869
Total Rental Revenues	56,125	45,767	210,643	160,417
Management, leasing, and development services	114	113	473	493
Interest income	769	—	1,378	445
Total Revenues	57,008	45,880	212,494	161,355
Operating Expenses
Property expenses	13,642	12,152	51,671	42,139
General and administrative	6,297	5,558	25,194	21,610
Depreciation and amortization	20,671	18,767	80,042	64,852
Total Operating Expenses	40,610	36,477	156,907	128,601
Other Expenses
Acquisition expenses	166	33	318	454
Interest expense	6,656	5,638	25,416	20,209
Total Other Expenses	6,822	5,671	25,734	20,663
Total Expenses	47,432	42,148	182,641	149,264
Equity in income from unconsolidated real estate entities	—	—	—	11
Gains on extinguishment of debt	—	47	—	25
Gains on sale of real estate	5,631	10,336	17,222	29,573
Net Income	15,207	14,115	47,075	41,700
Less: net income attributable to noncontrolling interest	(277)	(304)	(865)	(988)
Net income attributable to Rexford Industrial Realty, Inc.	14,930	13,811	46,210	40,712
Less: preferred stock dividends	(2,424)	(1,909)	(9,694)	(5,875)
Less: earnings allocated to participating securities	(93)	(83)	(378)	(410)
Net income attributable to common stockholders	$12,413	$11,819	$36,138	$34,427

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net Income	$15,207	$8,965	$7,819	$15,084	$14,115
Add:
Depreciation and amortization	20,671	20,144	19,775	19,452	18,767
Deduct:
Gains on sale of real estate	5,631	—	1,608	9,983	10,336
Funds From Operations (FFO)	30,247	29,109	25,986	24,553	22,546
Less: preferred stock dividends	(2,424)	(2,423)	(2,424)	(2,423)	(1,909)
Less: FFO attributable to noncontrolling interests(2)	(602)	(574)	(562)	(557)	(506)
Less: FFO attributable to participating securities(3)	(166)	(165)	(153)	(158)	(138)
Company share of FFO	$27,055	$25,947	$22,847	$21,415	$19,993

Company share of FFO per common share‐basic	$0.29	$0.28	$0.28	$0.27	$0.26
Company share of FFO per common share‐diluted	$0.29	$0.28	$0.27	$0.27	$0.26

FFO	$30,247	$29,109	$25,986	$24,553	$22,546
Adjust:
Acquisition expenses	166	106	37	9	33
Core FFO	30,413	29,215	26,023	24,562	22,579
Less: preferred stock dividends	(2,424)	(2,423)	(2,424)	(2,423)	(1,909)
Less: Core FFO attributable to noncontrolling interests(2)	(606)	(576)	(563)	(557)	(507)
Less: Core FFO attributable to participating securities(3)	(167)	(166)	(154)	(158)	(138)
Company share of Core FFO	$27,216	$26,050	$22,882	$21,424	$20,025

Company share of Core FFO per common share‐basic	$0.29	$0.28	$0.28	$0.27	$0.26
Company share of Core FFO per common share‐diluted	$0.29	$0.28	$0.27	$0.27	$0.26

Weighted-average shares outstanding-basic	93,995,846	91,463,594	82,924,208	78,694,161	77,771,084
Weighted-average shares outstanding-diluted(4)	94,487,773	91,945,206	83,494,825	79,196,060	78,227,824

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	Noncontrolling interests represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than us.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.

(4)	Weighted-average shares outstanding-diluted includes adjustments for unvested performance units if the effect is dilutive for the reported period.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Funds From Operations(2)	$30,247	$29,109	$25,986	$24,553	$22,546
Add:
Amortization of deferred financing costs	345	344	332	311	294
Non-cash stock compensation	2,282	2,244	2,658	1,727	1,328
Straight line corporate office rent expense adjustment	(47)	(43)	(34)	(41)	(30)
Gain on extinguishment of debt	—	—	—	—	(47)
Deduct:
Preferred stock dividends	2,424	2,423	2,424	2,423	1,909
Straight line rental revenue adjustment(3)	1,492	1,343	1,673	1,969	1,478
Amortization of net below-market lease intangibles	1,627	1,622	1,616	1,116	1,067
Capitalized payments(4)	1,573	1,677	1,490	1,252	1,410
Note payable premium amortization	(1)	(1)	(2)	(1)	38
Recurring capital expenditures(5)	2,403	1,405	959	854	826
2nd generation tenant improvements and leasing commissions(6)	1,252	966	795	983	1,480
Adjusted Funds From Operations (AFFO)	$22,057	$22,219	$19,987	$17,954	$15,883

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)	A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.

(3)
The straight line rental revenue adjustment includes concessions of $1,039, $914, $1,180, $1,627 and $1,029 for the three months ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

(4)	Includes capitalized interest, taxes, insurance and leasing and construction development compensation.

(5)
Excludes nonrecurring capital expenditures of $10,529, $14,211, $9,320, $11,392 and $11,255 for the three months ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

(6)
Excludes 1st generation tenant improvements/space preparation and leasing commissions of $1,014, $805, $630, $257 and $1,099 for the three months ended December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Rental income	$47,429	$45,661	$43,567	$40,911	$38,691
Tenant reimbursements	8,462	8,508	7,932	7,293	6,757
Other income	234	300	117	229	319
Total Rental Revenues	56,125	54,469	51,616	48,433	45,767
Property Expenses	13,642	13,294	12,775	11,960	12,152
Net Operating Income (NOI)	$42,483	$41,175	$38,841	$36,473	$33,615
Amortization of above/below market lease intangibles	(1,627)	(1,622)	(1,616)	(1,116)	(1,067)
Straight line rental revenue adjustment	(1,492)	(1,343)	(1,673)	(1,969)	(1,478)
Cash NOI	$39,364	$38,210	$35,552	$33,388	$31,070

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Net income	$15,207	$8,965	$7,819	$15,084	$14,115
Interest expense	6,656	6,456	6,452	5,852	5,638
Depreciation and amortization	20,671	20,144	19,775	19,452	18,767
Gains on sale of real estate	(5,631)	—	(1,608)	(9,983)	(10,336)
EBITDAre	$36,903	$35,565	$32,438	$30,405	$28,184
Stock-based compensation amortization	2,282	2,244	2,658	1,727	1,328
Gain on extinguishment of debt	—	—	—	—	(47)
Acquisition expenses	166	106	37	9	33
Pro forma effect of acquisitions(2)	1,005	88	1,682	395	1,181
Pro forma effect of dispositions(3)	(8)	—	(31)	(230)	(4)
Adjusted EBITDA	$40,348	$38,003	$36,784	$32,306	$30,675

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Represents the estimated impact on Q4’18 EBITDAre of Q4’18 acquisitions as if they had been acquired on October 1, 2018, the impact on Q3’18 EBITDAre of Q3’18 as if they had been acquired on July 1, 2018, the impact on Q2’18 EBITDAre of Q2’18 acquisitions as if they had been acquired on April 1, 2018, the impact on Q1’18 EBITDAre of Q1’18 acquisitions as if they had been acquired on January 1, 2018, and the impact on Q4’17 EBITDAre of Q4’17 acquisitions as if they had been acquired on October 1, 2017, We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.

(3)
Represents the impact on Q4’18 EBITDAre of Q4’18 dispositions as if they had been sold as of October 1, 2018, and the impact on Q2’18 EBITDAre of Q2’18 dispositions as if they had been sold as of April 1, 2018, the impact on Q1’18 EBITDAre of Q1’18 dispositions as if they had been sold as of January 1, 2018, and the impact on Q4’17 EBITDAre of Q4’17 dispositions as if they had been sold as of October 1, 2017. See page 22 for details related to current year disposition properties.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 10

Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	126
Square Feet	14,106,629

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended December 31,					Year Ended December 31,
	2018	2017	$ Change	% Change		2018	2017	$ Change	% Change
Rental income(2)	$32,765	$30,318	$2,447	8.1%		$127,628	$117,110	$10,518	9.0%
Tenant reimbursements	5,293	4,819	474	9.8%		21,260	19,509	1,751	9.0%
Other income	191	287	(96)	(33.4)%		755	753	2	0.3%
Total rental revenues	38,249	35,424	2,825	8.0%		149,643	137,372	12,271	8.9%
Property expenses	9,446	9,155	291	3.2%		36,645	35,238	1,407	4.0%
Same property portfolio NOI	$28,803	$26,269	$2,534	9.6%	(2)	$112,998	$102,134	$10,864	10.6%	(2)
Straight-line rents	(593)	(1,146)	553	(48.3)%		(3,395)	(3,807)	412	(10.8)%
Amort. above/below market leases	(147)	(147)	—	0.0%		(537)	(539)	2	(0.4)%
Same property portfolio Cash NOI	$28,063	$24,976	$3,087	12.4%	(2)	$109,066	$97,788	$11,278	11.5%	(2)

Stabilized same property portfolio NOI(3)	$25,573	$24,325	$1,248	5.1%		$102,211	$95,203	$7,008	7.4%
Stabilized same property portfolio Cash NOI(3)	$25,220	$23,390	$1,830	7.8%		$99,854	$91,255	$8,599	9.4%

Same Property Portfolio Occupancy:

	December 31, 2018		December 31, 2017		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(4)	Same Property Portfolio	Stabilized Same Property Portfolio(5)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	98.5%	99.1%	95.8%	99.2%	270 bps	(10) bps
Orange County	94.2%	96.7%	96.9%	97.6%	(270) bps	(90) bps
San Bernardino County	97.3%	97.3%	99.8%	99.8%	(250) bps	(250) bps
Ventura County	90.3%	96.9%	84.7%	93.8%	560 bps	310 bps
San Diego County	98.6%	98.6%	96.3%	96.3%	230 bps	230 bps
Total/Weighted Average	96.7%	98.2%	95.3%	98.1%	140 bps	10 bps

(1)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

(2)
Rental income includes lease termination fees of $4 thousand and zero for the three months ended December 31, 2018 and 2017, respectively, and $176 thousand and $29 thousand for the year ended December 31, 2018 and 2017, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 9.6% and 10.5% and Same Property Portfolio Cash NOI increased by approximately 12.3% and 11.4% during the three months and year ended December 31, 2018, compared to three months and year ended December 31, 2017, respectively.

(3)	Excludes the operating results of properties under repositioning or lease-up in 2017 and 2018 (see page 27 for a list of these properties).

(4)
Reflects the occupancy of our Same Property Portfolio as of December 31, 2018, adjusted for space totaling 209,031 RSF at four properties that were classified as repositioning or lease-up as of December 31, 2018. For additional details, refer to pages 20-21 of this report.

(5)
Reflects the occupancy of our Same Portfolio Property as of December 31, 2017, adjusted for space totaling 397,340 RSF at six properties that were classified as repositioning or lease-up as of December 31, 2017.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of December 31, 2018

Description	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Common shares outstanding(1)	96,610,106	92,497,666	90,848,198	80,441,338	78,305,187
Operating partnership units outstanding(2)	2,415,811	2,003,104	2,013,564	2,041,175	2,018,245
Total shares and units outstanding at period end	99,025,917	94,500,770	92,861,762	82,482,513	80,323,432
Share price at end of quarter	$29.47	$31.96	$31.39	$28.79	$29.16
Common Stock and Operating Partnership Units - Capitalization	$2,918,294	$3,020,245	$2,914,931	$2,374,672	$2,342,231
5.875% Series A Cumulative Redeemable Preferred Stock(3)	90,000	90,000	90,000	90,000	90,000
5.875% Series B Cumulative Redeemable Preferred Stock(4)	75,000	75,000	75,000	75,000	75,000
Total Equity Market Capitalization	$3,083,294	$3,185,245	$3,079,931	$2,539,672	$2,507,231

Total Debt	$761,116	$761,154	$761,192	$662,425	$671,657
Less: Cash and cash equivalents	(180,601)	(183,904)	(162,704)	(15,625)	(6,620)
Net Debt	$580,515	$577,250	$598,488	$646,800	$665,037
Total Combined Market Capitalization (Net Debt plus Equity)	$3,663,809	$3,762,495	$3,678,419	$3,186,472	$3,172,268

Net debt to total combined market capitalization	15.8%	15.3%	16.3%	20.3%	21.0%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	3.6x	3.8x	4.1x	5.0x	5.4x

(1)	Excludes the following number of shares of unvested restricted stock: 200,398 (Dec 31, 2018), 209,214 (Sep 30, 2018), 213,867 (Jun 30, 2018), 226,451 (Mar 31, 2018) and 190,695 (Dec 31, 2017).

(2)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, LP, that are owned by unit holders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our operating partnership. As of December 31, 2018, includes 269,260 vested LTIP Units and 307,986 vested performance units and excludes 327,048 unvested LTIP Units and 591,767 unvested performance units.

(3)	Value based on 3,600,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(4)	Value based on 3,000,000 outstanding shares of preferred stock at a liquidation preference of $25.00 per share.

(5)	For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 25 of this report.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 12

Debt Summary.	(unaudited and dollars in thousands)

Debt Detail:
As of December 31, 2018

Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Secured Debt:
$60M Term Loan	8/1/2023(3)	LIBOR+1.70%	3.619%	$58,499	2/15/2019
Gilbert/La Palma	3/1/2031	5.125%	5.125%	2,617
Unsecured Debt:
$350M Revolving Credit Facility(4)	2/12/2021(5)	LIBOR +1.10%(6)	3.603%	—
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(6)	2.964%	100,000	8/14/2021
$225M Term Loan Facility	1/14/2023	LIBOR +1.20%(6)	2.574%	225,000	1/14/2022
$150M Term Loan Facility(7)	5/22/2025	LIBOR +1.50%(6)	4.003%	150,000
$100M Senior Notes	8/6/2025	4.29%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.93%	3.930%	125,000
			3.444%	$761,116

(1)	Includes the effect of interest rate swaps effective as of December 31, 2018, and excludes the effect of discounts, deferred loan costs and the credit facility fee.

(2)	Excludes unamortized debt issuance costs and discounts aggregating $3.7 million as of December 31, 2018.

(3)	One two-year extension is available, provided that certain conditions are satisfied.

(4)
The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% depending on the ratio of our outstanding indebtedness to the value of our gross asset value, which is measured on a quarterly basis.

(5)	Two additional six-month extensions are available, provided that certain conditions are satisfied.

(6)
The applicable LIBOR margin ranges from 1.10% to 1.50% for the revolving credit facility, 1.20% to 1.70% for the $100M term loan facility, 1.20% to 1.70% for the $225M term loan facility and 1.50% to 2.20% for the $150M term loan facility depending on the ratio of our outstanding indebtedness to the value of our gross asset value (measured on a quarterly basis). As a result, the effective interest rate will fluctuate from period to period.

(7)	We have an interest rate swap that will effectively fix the $150M term loan facility at 2.7625% plus an applicable LIBOR margin from July 22, 2019 through November 22, 2024.

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(1)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	5.3	3.31%	3.31%	$610,725	80%
Variable	6.4	LIBOR + 1.50%	4.00%	$150,391	20%
Secured	4.9		3.68%	$61,116	8%
Unsecured	5.6		3.42%	$700,000	92%

(1)	The weighted average remaining term to maturity of our consolidated debt is 5.5 years.

Debt Maturity Schedule:
Year	Secured(1)	Unsecured	Total	% Total	Effective Interest Rate
2019-2021	$—	$—	$—	—%	—%
2022	—	100,000	100,000	13%	2.964%
2023	58,499	225,000	283,499	37%	2.790%
Thereafter	2,617	375,000	377,617	50%	4.062%
Total	$61,116	$700,000	$761,116	100%	3.444%

(1)	Excludes the effect of scheduled monthly principal payments on amortizing loans.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 13

Portfolio Overview.
At December 31, 2018	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Same Properties Portfolio	Non-Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	9	387,310	920,058	1,307,368	100.0%	100.0%	100.0%	100.0%	$12,030	$9.20
Greater San Fernando Valley	30	2,623,257	559,188	3,182,445	100.0%	87.8%	97.8%	100.0%	30,680	$9.86
Mid-Counties	13	672,090	474,853	1,146,943	98.2%	97.5%	97.9%	99.0%	10,851	$9.66
San Gabriel Valley	18	1,936,512	306,671	2,243,183	97.0%	100.0%	97.4%	98.7%	19,633	$8.99
South Bay	23	1,046,864	1,938,197	2,985,061	97.4%	87.4%	90.9%	93.5%	26,012	$9.59
Los Angeles County	93	6,666,033	4,198,967	10,865,000	98.5%	92.3%	96.1%	97.8%	99,206	$9.50

North Orange County	9	875,061	189,355	1,064,416	94.1%	100.0%	95.1%	95.1%	9,208	$9.09
OC Airport	7	601,782	37,592	639,374	86.5%	100.0%	87.3%	96.2%	5,926	$10.61
South Orange County	3	329,458	—	329,458	100.0%	—%	100.0%	100.0%	3,065	$9.30
West Orange County	5	493,730	156,546	650,276	100.0%	100.0%	100.0%	100.0%	5,577	$8.58
Orange County	24	2,300,031	383,493	2,683,524	94.2%	100.0%	95.1%	97.2%	23,776	$9.32

Inland Empire East	1	51,867	—	51,867	100.0%	—%	100.0%	100.0%	345	$6.65
Inland Empire West	19	1,663,267	1,989,092	3,652,359	97.2%	96.5%	96.8%	96.8%	26,780	$7.57
San Bernardino County	20	1,715,134	1,989,092	3,704,226	97.3%	96.5%	96.9%	96.9%	27,125	$7.56

Ventura	15	1,605,785	188,676	1,794,461	90.3%	73.5%	88.6%	97.2%	14,079	$8.86
Ventura County	15	1,605,785	188,676	1,794,461	90.3%	73.5%	88.6%	97.2%	14,079	$8.86

Central San Diego	12	1,103,947	—	1,103,947	99.2%	—%	99.2%	99.2%	13,322	$12.17
North County San Diego	11	638,998	428,586	1,067,584	98.3%	80.6%	91.2%	95.8%	10,101	$10.38
South County San Diego	1	76,701	—	76,701	93.3%	—%	93.3%	93.3%	690	$9.64
San Diego County	24	1,819,646	428,586	2,248,232	98.6%	80.6%	95.2%	97.4%	24,113	$11.27
CONSOLIDATED TOTAL / WTD AVG	176	14,106,629	7,188,814	21,295,443	96.7%	92.7%	95.4%	97.5%	$188,299	$9.27

(1)
Excludes space aggregating 460,582 square feet at nine of our properties that were in various stages of repositioning or lease-up as of December 31, 2018. See pages 20-21 for additional details on these properties.

(2)	See page 25 for definition and details on how these amounts are calculated.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 14

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Occupancy:(1)
Los Angeles County	96.1%	95.1%	95.5%	95.8%	95.3%
Orange County	95.1%	95.1%	95.0%	94.1%	97.1%
San Bernardino County	96.9%	96.5%	96.8%	97.8%	99.4%
Ventura County	88.6%	89.0%	87.8%	87.1%	86.0%
San Diego County	95.2%	97.9%	97.4%	95.8%	96.3%
Total/Weighted Average	95.4%	95.1%	95.2%	95.2%	95.5%

Consolidated Portfolio SF	21,295,443	20,505,157	20,213,729	18,741,304	18,476,809

Leasing Activity:

	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Leasing Activity (SF):(2)
New leases(3)	168,758	583,257	300,591	281,844	506,581
Renewal leases(3)	463,065	360,430	542,902	566,551	574,522
Gross leasing	631,823	943,687	843,493	848,395	1,081,103

Expiring leases	706,693	733,237	767,362	847,706	935,035
Expiring leases - placed into repositioning	18,957	49,166	66,584	65,762	124,470
Net absorption	(93,827)	161,284	9,547	(65,073)	21,598
Retention rate(4)	67%	55%	71%	68%	64%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
GAAP Rent Change	25.1%	32.2%	35.5%	25.3%	27.7%
Cash Rent Change	14.8%	21.1%	23.9%	14.9%	18.9%

(1)	See page 14 for the occupancy by county of our total consolidated portfolio excluding repositioning space.

(2)	Excludes month-to-month tenants.

(3)
Renewal leasing activity for Q4'18, Q3'18, Q2'18, Q1'18 and Q4'17 excludes relocations/expansions within Rexford’s portfolio totaling 7,537, 42,716, zero, 13,608 and 27,222 rentable square feet, respectively, which are included as part of new leasing activity.

(4)
Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage noted in (3) above, divided by expiring lease square footage (excluding expiring lease square footage placed into repositioning).

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 15

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Fourth Quarter 2018:
New	39	168,758	4.1
Renewal	51	463,065	3.8
Total/Weighted Average	90	631,823	3.9

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Fourth Quarter 2018:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Average Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(3)
New(1)	$13.04	$10.36	25.8%	0.9	$12.68	$10.92	16.0%	$5.94
Renewal(2)	$11.53	$9.23	24.9%	0.6	$11.21	$9.80	14.4%	$0.62
Weighted Average	$11.87	$9.49	25.1%	0.7	$11.55	$10.06	14.8%	$1.84

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(4)	Uncommenced New Leases: Leased SF(4)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(5)(6)	In-Place + Uncommenced ABR (in thousands)(5)(6)	In-Place + Uncommenced ABR per SF(6)
Los Angeles County	492,937	—	96.1%	$634	$99,840	$9.56
Orange County	17,516	—	95.1%	19	23,795	$9.33
San Bernardino County	102,189	26,506	97.6%	563	27,688	$7.66
San Diego County	147,199	—	95.2%	101	24,214	$11.32
Ventura County	77,093	5,266	88.9%	161	14,240	$8.93
Total/Weighted Average	836,934	31,772	95.5%	$1,478	$189,777	$9.33

(1)
GAAP and cash rent statistics and turnover costs for new leases exclude seven leases aggregating 35,564 rentable square feet for which there was no comparable lease data. Of these seven excluded leases, one lease for 18,490 rentable square feet relates to a repositioning/redevelopment property. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.

(2)
GAAP and cash rent statistics and turnover costs for renewal leases excludes two leases aggregating 16,050 rentable square feet for which there was no comparable lease data, due to either (i) space with different lease structures or (ii) lease terms shorter than six months.

(3)	Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.

(4)	Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of December 31, 2018.

(5)	Includes $333 thousand of annualized base rent under Uncommenced New Leases and $1,145 thousand of incremental annualized base rent under Uncommenced Renewal Leases.

(6)	See page 25 for further details on how these amounts are calculated.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 16

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of December 31, 2018:

Year of Lease Expiration	# of Leases Expiring	Total Rentable SF	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	663,118	$—	$—
Current Repositioning(1)	—	290,309	—	$—
MTM Tenants	68	78,064	1,113	$14.26
2018	22	201,741	2,104	$10.43
2019	305	2,751,675	25,984	$9.44
2020	350	4,179,390	36,944	$8.84
2021	293	4,855,514	42,787	$8.81
2022	145	2,322,507	21,481	$9.25
2023	121	2,162,941	23,202	$10.73
2024	35	1,079,561	10,822	$10.02
2025	11	269,578	3,026	$11.23
2026	8	409,574	4,542	$11.09
2027	7	252,538	2,499	$9.90
Thereafter	12	1,778,933	15,273	$8.59
Total Portfolio	1,377	21,295,443	$189,777	$9.33

(1)
Represents space at seven of our properties that were classified as current repositioning as of December 31, 2018. Excludes completed repositioning properties, properties in lease-up and future repositioning properties. See pages 20-21 for additional details on these properties.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 17

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Unified Natural Foods, Inc.	Central LA	695,120	2.8%	$7.50	5/8/2038
Federal Express Corporation	South Bay	173,596	1.3%	$14.26	11/30/2032(1)
32 Cold, LLC	Central LA	149,157	1.2%	$15.08	3/31/2026(2)
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.1%	$6.28	6/30/2020
Triscenic Production Services, Inc.	Greater San Fernando Valley	255,303	1.0%	$7.77	3/31/2022(3)
Universal Technical Institute of Southern California, LLC	South Bay	142,593	1.0%	$13.69	8/31/2030
Southland Industries, Inc.	West Orange County	207,953	1.0%	$9.00	5/31/2028
Tesla, Inc.	Greater San Fernando Valley	167,425	0.8%	$9.12	8/31/2022(4)
Warehouse Specialists, Inc.	San Gabriel Valley	245,961	0.8%	$6.18	2/28/2021
Dendreon Corporation	West Orange County	170,865	0.8%	$8.87	12/31/2019
Top 10 Total / Weighted Average		2,527,321	11.8%	$8.83

(1)	Includes (i) 30,160 rentable square feet expiring September 30, 2027, and (ii) 143,436 rentable square feet expiring November 30, 2032.

(2)	Includes (i) 78,280 rentable square feet expiring September 30, 2025, and (ii) 70,877 rentable square feet expiring March 31, 2026.

(3)	Includes (i) 38,766 rentable square feet expiring November 30, 2019, (ii) 147,318 rentable square feet expiring September 30, 2021, and (iii) 69,219 rentable square feet expiring March 31, 2022.

(4)
Includes (i) 16,868 rentable square feet expiring April 30, 2020, (ii) 21,697 rentable square feet expiring November 30, 2019, (iii) 20,310 rentable square feet expiring May 31, 2020, and (iv) 108,550 rentable square feet expiring August 31, 2022.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable SF	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	760	1,620,113	1,685,904	96.1%	96.1%	$20,688	10.9%	$12.77
5,000 - 9,999	198	1,401,500	1,468,626	95.4%	97.3%	16,328	8.6%	$11.65
10,000 - 24,999	239	3,806,372	4,119,616	92.4%	95.7%	40,523	21.4%	$10.65
25,000 - 49,999	86	3,070,590	3,339,162	92.0%	96.6%	29,627	15.6%	$9.65
>50,000	94	10,443,441	10,682,135	97.8%	98.9%	82,611	43.5%	$7.91
Total / Weighted Average	1,377	20,342,016	21,295,443	95.5%	97.6%	$189,777	100.0%	$9.33

(1)	See page 25 for further details on how these amounts are calculated.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 18

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Twelve Months Ended December 31, 2018

					Year to Date
	Q4-2018	Q3-2018	Q2-2018	Q1-2018	Total	SF(1)	PSF
Tenant Improvements and Space Preparation:
New Leases‐1st Generation	$460	$127	$4	$139	$730	406,400	$1.80
New Leases‐2nd Generation	$358	$21	$187	$278	844	450,229	$1.87
Renewals	$96	$82	$57	$74	309	439,921	$0.70
Total Tenant Improvements and Space Preparation	914	230	248	491	$1,883

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$554	$678	$626	$118	$1,976	662,197	$2.98
New Leases‐2nd Generation	$440	$705	$270	$549	1,964	765,414	$2.57
Renewals	$358	$158	$281	$82	879	1,032,207	$0.85
Total Leasing Commissions & Lease Costs	1,352	1,541	1,177	749	$4,819

Total Recurring Capex	$2,403	$1,405	$959	$854	$5,621	19,842,157	$0.28
Recurring Capex % of NOI	5.7%	3.4%	2.5%	2.3%	3.5%
Recurring Capex % of Operating Revenue	4.3%	2.6%	1.9%	1.8%	2.7%

Nonrecurring Capex:
Development and Repositioning(2)	$5,629	$9,468	$5,079	$7,281	$27,457
Other Repositioning(3)	$2,555	3,443	3,581	3,202	12,781
Other(4)	$2,345	1,300	660	909	5,214
Total Nonrecurring Capex	$10,529	$14,211	$9,320	$11,392	$45,452	14,142,110	$3.21

Other Capitalized Costs(5)	$1,644	$1,750	$1,550	$1,303	$6,247

(1)
For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.

(2)	Includes capital expenditures related to properties that were under development or repositioning as of December 31, 2018. For details on these properties see pages 20-21.

(3)	Includes capital expenditures related to other space under repositioning or renovation that are not included on pages 20-21 due to smaller space size or limited downtime for completion.

(4)	Includes other nonrecurring capital expenditures including, but not limited to, costs incurred for replacements of either roof or parking lots, and ADA related construction.

(5)
Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on (a) development, renovation and rehabilitation activity and (b) leasing activity and (ii) interest, property taxes and insurance costs incurred during the development and construction periods of repositioning or development projects.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 19

Properties and Space Under Repositioning. (1)
As of December 31, 2018	(unaudited results, in thousands, except square feet)

Repositioning Properties

						Same Property Portfolio		Estimated Construction Period
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repo/ Lease-Up	Est. New Dev. Rentable Square Feet(2)		Total Property Leased % 12/31/18	2018	2019	Start	Target Completion	Est. Period until Stabilized (months)(3)	Purchase Price(4)	Projected Repo Costs	Projected Total Investment(5)	Cumulative Investment to Date(6)	Actual Quarterly Cash NOI 4Q-2018(7)		Est. Annual Stabilized Cash NOI(8)
CURRENT REPOSITIONING:
28903 Ave. Paine - Dev. (SF Valley)	—	—	115,817		0%	N	N	2Q-2019	1Q-2020	15 - 18	$5,515	$9,275	$14,790	$5,763	$—		$966
851 Lawrence Drive (Ventura)	49,976	49,976	39,294	(9)	0%	N	N	2Q-2018	1Q-2020	15 - 18	$6,663	$9,723	$16,386	$6,835	$(13)		$979
1998 Surveyor Avenue (Ventura)	—	—	56,306	(10)	100%	N	N	2Q-2018	1Q-2019	1 (10)	$5,918	$4,735	$10,652	$10,107	$(2)		$606
9615 Norwalk Blvd. (Mid-Counties)	38,362	12,000	189,808	(11)	69%	Y	Y	3Q-2018	2Q-2021	30 - 34	$9,642	$14,803	$24,445	$10,286	$235		$1,556
29003 Avenue Sherman (SF Valley)	68,123	68,123	—		0%	N	N	3Q-2018	2Q-2019	4 - 6	$9,531	$1,338	$10,868	$9,569	$(7)		$560
1332-1340 Rocky Pt. Dr. (North SD)	73,747	51,081	—		31%	N	N	4Q-2018	2Q-2019	6 - 9	$10,229	$861	$11,090	$10,229	$25		$637
TOTAL/WEIGHTED AVERAGE	230,208	181,180	401,225								$47,498	$40,735	$88,231	$52,789	$238	(12)	$5,304

LEASE-UP:
14750 Nelson (San Gabriel Valley)	201,990	29,100	—		86%	Y	Y	3Q-2016	3Q-2018	1 - 5	$15,000	$15,505	$30,505	$30,244	$225		$2,452
15401 Figueroa Street (South Bay)	38,584	38,584	—		0%	N	Y	2Q-2018	3Q-2018	3 - 5	$4,435	$578	$5,013	$5,013	$(23)		$325
2722 Fairview Street (OC Airport)	116,575	58,802	—		50%	Y	Y	1Q-2018	4Q-2018	5 - 9	$17,800	$1,679	$19,479	$18,886	$134		$1,184
1580 Carson Street (South Bay)	43,787	43,787	—		0%	N	N	2Q-2018	4Q-2018	3 - 6	$7,715	$1,637	$9,352	$8,770	$(17)		$548
TOTAL/WEIGHTED AVERAGE	400,936	170,273	—								$44,950	$19,399	$64,349	$62,913	$319	(12)	$4,509

STABILIZED:
28903 Ave. Paine - Repo. (SF Valley)	111,935	—	—		100%	N	Y	--	--	--	$11,545	$4,339	$15,884	$15,832	$(70)	(12)	$968

FUTURE REPOSITIONING:
16121 Carmenita Rd. (Mid-Counties)	108,500	—	—		89%	N	N	1Q-2019	3Q-2019	9 - 12	$13,452	$2,584	$16,036	$13,487	$114		$906

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)	Represents the estimated rentable square footage to be added upon completion of current development projects.

(3)
Represents the estimated remaining number of months, as of December 31, 2018, for the property to reach stabilization. Includes time to complete construction and lease-up the property. Actual number of months required to reach stabilization may vary materially from our estimates. See page 27 for a definition of Stabilization Date - Properties and Space Under Repositioning.

(4)	Includes contractual purchase price plus closing costs.

(5)
Projected total investment includes the purchase price of the property and our current estimate of total expected nonrecurring capital expenditures to be incurred on each repositioning and development project to reach completion. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(6)	Cumulative investment-to-date includes the purchase price of the property and subsequent costs incurred for nonrecurring capital expenditures.

(7)
Represents the actual cash NOI for each property for the three months ended December 31, 2018. For a definition/discussion of non-GAAP financial measures, see the definitions section beginning on pg. 25 of this report.

(8)
Represents management’s estimate of each property’s annual cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

(9)	We expect to demolish the existing 49,976 RSF building and construct a new 89,270 RSF multi-unit building.

(10)
We acquired 1998 Surveyor Avenue as an under-construction building for a cost of $5.82 million and the assumption of the seller’s fixed-price construction contracts with $4.42 million of remaining costs. At completion, the property will consist of one 56,306 rentable square foot single-tenant building. As of December 31, 2018, the property was pre-leased and in January 2019 the tenant took possession of the property.

(11)
9615 Norwalk is a 10.26 acre storage-yard with three buildings totaling 38,362 RSF. In January 2019, we converted the tenant’s MTM land lease to a term lease with an expiration date of June 30, 2020. We will demolish the existing buildings and construct a new 201,808 RSF building upon termination of the land lease.

(12)
Actual NOI for the three months ended December 31, 2018, reflects the capitalization of $132 thousand of real estate property taxes and insurance for current repositioning, $30 thousand for lease-up properties and $22 thousand for stabilized properties. We will continue to capitalize taxes and insurance during the period in which construction is taking place to get each repositioning property ready for its intended use.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning (Continued). (1)
As of December 31, 2018	(unaudited results, in thousands, except square feet)

Repositioning Space

			Same Property Portfolio		Estimated Construction Period
Property (Submarket)	Total Property Rentable Square Feet	Space Under Repositioning/Lease-Up	2018	2019	Start	Target Completion	Est. Period until Stabilized (months)(2)	Projected Repositioning Cost(3)	Repositioning Costs Incurred to Date	Total Property Leased % 12/31/18	Actual Quarterly Cash NOI 4Q-2018(4)		Estimated Annual Stabilized Cash NOI(5)
CURRENT REPOSITIONING:
3233 Mission Oaks Blvd. - Unit 3233 (Ventura)(6)	461,210	109,129	Y	Y	2Q-2017	2Q-2019	9 - 15	$8,175	$5,344	73%	$(10)	(7)	$914

FUTURE:
7110 E. Rosecrans Avenue - Unit B (South Bay)(8)	73,439	—	Y	Y	1Q-2019	2Q-2019	6 - 9	$934	$17	73%	$63		$298

Stabilized Repositionings: Properties and Space

Property (Submarket)		Rentable Square Feet					Stabilized Period				Stabilized Yield
679-691 S. Anderson St. (Central LA)		47,490					2Q-2017				6.3%
18118 - 18120 S. Broadway St. (South Bay)		18,033					2Q-2017				N/A(9)
3880 Valley Blvd. (San Gabriel Valley)		108,550					3Q-2017				6.9%
12131 Western Avenue (West OC)		207,953					4Q-2017				5.9%
228th Street (South Bay)		23,453					4Q-2017				N/A(9)
3233 Mission Oaks Blvd. - Unit H (Ventura)		43,927					1Q-2018				N/A(9)
1601 Alton Pkwy. (OC Airport)		124,988					3Q-2018				5.6%(10)
301-445 Figueroa Street (South Bay)		133,650					3Q-2018				7.8%
28903 Ave. Paine - Repo. (SF Valley)		111,935					4Q-2018				6.1%

(1)	See page 27 for a definition of Properties and Space Under Repositioning.

(2)
Represents the estimated remaining number of months, as of December 31, 2018, for the space to reach stabilization. Includes time to complete construction and lease-up the space. Actual number of months required to reach stabilization may vary materially from our estimates.

(3)
Projected repositioning cost represents the estimated nonrecurring capital expenditures to be incurred for the repositioning to reach completion. Excludes historical cost of the land and building. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.

(4)
Represents the actual cash NOI of repositioning space for the three months ended December 31, 2018. For a definition & discussion of non-GAAP financial measures, see the definitions section beginning on page 25.

(5)
Based on management estimates of annual cash NOI for the repositioning space, once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates. The Company does not provide a reconciliation to net income on a consolidated basis, because it is unable to provide a meaningful or accurate estimation of reconciling items due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income.

(6)
As of December 31, 2018, we are repositioning space aggregating 109,129 RSF at 3233 Mission Oaks. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.

(7)
Actual NOI for the three months ended December 31, 2018, reflects the capitalization of $22 thousand of real estate property taxes and insurance for repositioning space. We will continue to capitalize real estate property taxes and insurance during the period in which construction is taking place to get each repositioning space ready for its intended use.

(8)
We plan to reposition a 36,000 RSF unit at 7110 Rosecrans Avenue when the current lease expires in 1Q-2019. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.

(9)	We are unable to provide a meaningful stabilized yield for these completed projects as these were partial repositionings of larger properties.

(10)
Represents the current yield based on 87% occupancy as of December 31, 2018, which is one year after the completion of repositioning construction work. Upon lease-up of the final unit, we project that the stabilized yield will be 7.4%.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 21

Current Year Acquisitions and Dispositions Summary.
As of December 31, 2018	(unaudited results, data represents consolidated portfolio only)

2018 Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Dec 31, 2018
1/17/2018	13971 Norton Avenue	San Bernardino	Inland Empire West	103,208	$11.36	100%	100%
2/23/2018	1900 Proforma Avenue	San Bernardino	Inland Empire West	135,360	$15.92	100%	100%
2/23/2018	1910-1920 Archibald Avenue	San Bernardino	Inland Empire West	78,243	$8.20	66%	n/a(1)
3/13/2018	16010 Shoemaker Avenue	Los Angeles	Mid-Counties	115,600	$17.22	100%	100%
4/4/2018	4039 Calle Platino	San Diego	North County San Diego	143,274	$20.00	100%	100%
4/5/2018	851 Lawrence Drive	Ventura	Ventura	49,976	$6.60	—%	—%
4/6/2018	1581 Main Street	Orange	North Orange County	39,661	$7.15	100%	100%
4/26/2018	660-664 Twin Oaks Valley Road	San Diego	North County San Diego	96,993	$14.00	100%	100%
4/26/2018	1580 Carson Street	Los Angeles	South Bay	43,787	$7.50	—%	—%
5/8/2018	1190 Stanford Court	Orange	North Orange County	34,494	$6.08	100%	100%
5/9/2018	5300 Sheila Street	Los Angeles	Central LA	695,120	$121.00	100%	100%
5/17/2018	15777 Gateway Circle	Orange	OC Airport	37,592	$8.05	100%	100%
5/18/2018	1998 Surveyor Avenue	Ventura	Ventura	—(2)	$5.82(2)	—%	—%
5/31/2018	3100 Fujita Street	Los Angeles	South Bay	91,516	$14.04	100%	100%
6/8/2018	4416 Azusa Canyon Road	Los Angeles	San Gabriel Valley	70,510	$12.00	100%	100%
6/12/2018	1420 Mckinley Avenue	Los Angeles	South Bay	136,685	$30.00	—%	100%
6/29/2018	12154 Montague Street	Los Angeles	Greater San Fernando Valley	122,868	$22.53	100%	100%
7/18/2018	10747 Norwalk Boulevard	Los Angeles	Mid-Counties	52,691	$10.84	100%	100%
7/19/2018	29003 Avenue Sherman	Los Angeles	Greater San Fernando Valley	68,123	$9.50	—%	—%
8/14/2018	16121 Carmenita Road	Los Angeles	Mid-Counties	108,500	$13.30	89%	89%
10/17/2018	1332-1340 Rocky Point Drive	San Diego	North County San Diego	73,747	$10.17	31%	31%
11/6/2018	6131-6133 Innovation Way	San Diego	North County San Diego	114,572	$24.20	72%	72%
11/8/2018	263-321 Gardena Boulevard	Los Angeles	South Bay	55,238	$16.10	100%	100%
11/30/2018	9200 Mason Avenue	Los Angeles	Greater San Fernando Valley	80,410	$9.04	100%	100%
11/30/2018	9230 Mason Avenue	Los Angeles	Greater San Fernando Valley	54,000	$5.30	100%	100%
11/30/2018	9250 Mason Avenue	Los Angeles	Greater San Fernando Valley	56,292	$6.63	100%	100%
11/30/2018	9171 Oso Avenue	Los Angeles	Greater San Fernando Valley	65,560	$8.57	100%	100%
11/30/2018	5593-5595 Fresca Drive	Orange	North Orange County	115,200	$14.00	100%	100%
12/7/2018	6100 Sheila Street	Los Angeles	Central LA	74,527	$18.25	100%	100%
12/28/2018	14421-14441 Bonelli Street	Los Angeles	San Gabriel Valley	148,740	$19.50	100%	100%
				3,062,487	$492.87

2018 Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Reason for Selling
1/2/2018	8900–8980 Benson Ave. & 5637 Arrow Hwy.	San Bernardino	Inland Empire West	88,016	$11.44	Opportunistic Sale
1/17/2018	700 Allen Avenue & 1851 Flower Street	Los Angeles	Greater San Fernando Valley	25,168	$10.90	Opportunistic Sale
3/7/2018	200–220 South Grand Avenue	Orange	OC Airport	27,200	$4.52	Opportunistic Sale
4/9/2018	6770 Central Avenue, Building B	San Bernardino	Inland Empire East	11,808	$1.68	Opportunistic Sale
5/9/2018	1910-1920 Archibald Avenue	San Bernardino	Inland Empire West	78,243	$9.05	Non-Core Asset
12/12/2018	311 East 157th Street	Los Angeles	South Bay	12,000	$3.00	Opportunistic Sale
12/20/2018	329 East 157th Street	Los Angeles	South Bay	12,000	$2.68	Opportunistic Sale
12/27/2018	319 East 157th Street	Los Angeles	South Bay	24,000	$4.76	Opportunistic Sale
				278,435	$48.03

(1)	Property was sold on May 9, 2018.

(2)
We acquired 1998 Surveyor Avenue as an under-construction building for a cost of $5.82M and the assumption of the seller’s fixed-price construction contracts with approximately $4.42M of remaining costs. At completion, the property will be one single-tenant building containing 56,306 rentable square feet.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 22

Guidance.
As of December 31, 2018

2018 RESULTS AND 2019 OUTLOOK*

METRIC	2018		2019
	LATEST UPDATED GUIDANCE / ASSUMPTIONS	YTD RESULTS AS OF DECEMBER 31, 2018	GUIDANCE / ASSUMPTIONS	2019 SAME PROPERTY DECEMBER 31, 2018 OCCUPANCY
Net Income Attributable to Common Stockholders per diluted share (1)	$0.32 - $0.34	$0.41	$0.04 - $0.08 (2)	--
Company share of Core FFO per diluted share (1)	$1.08 - $1.10	$1.12	$1.16 - $1.20 (2)	--
Same Property Portfolio NOI Growth (3)	9.5% - 10.5%	10.6%	3.5% - 5.5%	--
Stabilized Same Property Portfolio NOI Growth (3)	7.0% - 8.0%	7.4%	3.0% - 3.5%	--
Year-End Same Property Portfolio Occupancy (3)	96.0% - 97.0%	96.7%	95.5% - 96.5%	96.0%
Year-End Stabilized Same Property Portfolio Occupancy (3)	97.0% - 98.0%	98.2%	96.5% - 97.5%	97.3%
General and Administrative Expenses (4)	$24.8M - $25.0M	$25.2M (incl. $1.0M cap lse costs $26.2M)	$29.0M - $30.0M	--

(1)
Our 2019 Net income and Core FFO guidance refers to the Company's in-place portfolio as of February 12, 2019, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of February 12, 2019, reflects the acquisition of three properties containing 698,956 rentable square feet that occurred subsequent to December 31, 2018.

(2)
See page 28 for a reconciliation of the Company’s 2019 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Core FFO per diluted share.

(3)
Our 2019 Same Property Portfolio is a subset of our consolidated portfolio and consists of 147 properties aggregating 18,311,199 rentable square feet that were wholly-owned by us as of January 1, 2018, and still owned by us as of February 12, 2019. Our 2019 Stabilized Same Property Portfolio represents the properties included in our 2019 Same Property Portfolio, adjusted to exclude nine of our properties that were or will be in various stages of repositioning (current and future) or lease-up during 2018 and 2019. See page 27 for the definition of Stabilized Same Property Portfolio which includes a list of these nine properties.

(4)
Our 2019 general and administrative expense guidance includes (i) estimated non-cash equity compensation expense of $10.2 million and (ii) estimated internal leasing costs of $1.3 million that will be expensed beginning January 1, 2019 when the new leasing standard (ASC 842) is adopted. During the year ended December 31, 2018, under the current leasing standard (ASC 840), we capitalized $1.0 million of internal leasing costs.

* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 23

Net Asset Value Components.
At 12/31/2018	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended December 31, 2018
Total operating revenues	$56,125
Property operating expenses	(13,642)
Pro forma effect of uncommenced leases(2)	323
Pro forma effect of acquisitions(3)	1,005
Pro forma effect of dispositions(4)	(8)
Pro forma NOI effect of properties and space under repositioning(5)	2,572
Pro Forma NOI	46,375
Amortization of net below-market lease intangibles	(1,627)
Straight line rental revenue adjustment	(1,492)
Pro Forma Cash NOI	$43,256

Balance Sheet Items

Other assets and liabilities	December 31, 2018
Cash and cash equivalents	$180,601
Rents and other receivables, net	4,944
Other assets	6,723
Acquisition related deposits	925
Accounts payable, accrued expenses and other liabilities	(21,074)
Dividends payable	(15,938)
Tenant security deposits	(23,262)
Prepaid rents	(6,539)
Estimated remaining cost to complete repositioning projects	(43,228)
Total other assets and liabilities	$83,152

Debt and Shares Outstanding

Total consolidated debt(6)	$761,116
Preferred stock - liquidation preference	$165,000

Common shares outstanding(7)	96,610,106
Operating partnership units outstanding(8)	2,415,811
Total common shares and operating partnership units outstanding	99,025,917

(1)	For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 25 of this report.

(2)	Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of October 1, 2018.

(3)
Represents the estimated incremental NOI from Q4'18 acquisitions as if they had been acquired on October 1, 2018. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of October 1, 2018.

(4)	Represents the deduction of actual Q4'18 NOI for properties sold during the current quarter. See page 22 for a detail of current year disposition properties.

(5)
Represents the estimated incremental NOI from the properties that were classified as current or future repositioning or lease-up during the three months ended December 31, 2018, assuming that all repositioning work had been completed and all of the properties/space were fully stabilized as of October 1, 2018. See pages 20-21 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of October 1, 2018.

(6)	Excludes unamortized loan discount and debt issuance costs totaling $3.7 million.

(7)	Represents outstanding shares of common stock of the Company, which excludes 200,398 shares of unvested restricted stock.

(8)
Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 269,260 vested LTIP Units and excludes 327,048 unvested LTIP Units and 591,767 unvested performance units.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 24

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:

•
In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of December 31, 2018, multiplied by 12. Includes leases that have commenced as of December 31, 2018 or leases where tenant has taken early possession of space as of December 31, 2018. Excludes billboard and antenna revenue and tenant reimbursements.

•	In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of December 31, 2018.

•
Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to December 31, 2018, or adjustments for future known non-renewals.

•	ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of December 31, 2018, multiplied by 12.

•
In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of December 31, 2018.

•	Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of December 31, 2018.

•	Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of December 31, 2018.
Capital Expenditures, Non-recurring: Expenditures made in respect of a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made in respect of a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. For the periods presented, Core FFO adjustments consisted of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 25

Notes and Definitions.

Debt Covenants ($ in thousands):

		Dec 31, 2018		Sep 30, 2018
	Current Period Covenant	Credit Facility, $225M Term Loan and $150M Term Loan	$100M Senior Notes and $125M Senior Notes	Credit Facility, $225M Term Loan and $150M Term Loan	$100M Senior Notes and $125M Senior Notes
Maximum Leverage Ratio	less than 60%	25.6%	25.6%	26.7%	26.7%
Maximum Secured Leverage Ratio	less than 45%	2.0%	n/a	2.1%	n/a
Maximum Secured Leverage Ratio	less than 40%	n/a	2.0%	n/a	2.1%
Maximum Secured Recourse Debt	less than 15%	—%	—%	—%	—%
Minimum Tangible Net Worth	$1,433,797	$2,129,053	$2,129,053	$1,993,805	$1,993,805
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	4.4 to 1.00	4.4 to 1.00	4.1 to 1.00	4.1 to 1.00
Unencumbered Leverage Ratio	less than 60%	26.5%	26.5%	28.0%	28.0%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.80 to 1.00	6.80 to 1.00	6.46 to 1.00	6.46 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.

Fixed Charge Coverage Ratio:

For the Three Months Ended
Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
EBITDAre	$36,903	$35,565	$32,438	$30,405	$28,184
Amortization of above/below market lease intangibles	(1,627)	(1,622)	(1,616)	(1,116)	(1,067)
Non-cash stock compensation	2,282	2,244	2,658	1,727	1,328
Straight line corporate office rent expense adjustment	(47)	(43)	(34)	(41)	(30)
Gain on extinguishment of debt	—	—	—	—	(47)
Straight line rental revenue adjustment	(1,492)	(1,343)	(1,673)	(1,969)	(1,478)
Capitalized payments	(1,104)	(1,027)	(927)	(881)	(1,026)
Recurring capital expenditures	(2,403)	(1,405)	(959)	(854)	(826)
2nd generation tenant improvements and leasing commissions	(1,252)	(966)	(795)	(983)	(1,480)
Cash flow for fixed charge coverage calculation	31,260	31,403	29,092	26,288	23,558
Cash interest expense calculation detail:
Interest expense	6,656	6,456	6,452	5,852	5,638
Capitalized interest	469	650	563	371	384
Note payable premium amort.	(1)	(1)	(2)	(1)	38
Amortization of deferred financing costs	(345)	(344)	(332)	(311)	(294)
Cash interest expense	6,779	6,761	6,681	5,911	5,766
Scheduled principal payments	38	38	233	232	264
Preferred stock dividends	2,424	2,423	2,424	2,423	1,909
Fixed charges	$9,241	$9,222	$9,338	$8,566	$7,939

Fixed Charge Coverage Ratio	3.4	x	3.4	x	3.1	x	3.1	x	3.0	x
Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing.

Rent Change - Cash: Compares the first month cash rent excluding any abatement on new leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year, (iv) space with different lease structures (for example a change from a gross lease to a modified gross lease or an increase or decrease in the leased square footage) or (v) lease terms shorter than six months.
Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2017, and still owned by us as of December 31, 2018. The Company’s computation of same property performance may not be comparable to other REITs.
Stabilization Date - Properties and Space Under Repositioning: We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.
Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years. Stabilized Same Property Portfolio occupancy/leasing statistics exclude vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our 2018 Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties aggregating 1,607,922 rentable square feet that were in various stages of repositioning or lease-up during 2017 and 2018:

12131 Western Avenue	301-445 Figueroa Street
14742-14750 Nelson Avenue	3233 Mission Oaks Boulevard
1601 Alton Parkway	3880 Valley Boulevard
18118-18120 Broadway Street	679-691 South Anderson Street
228th Street	9615 Norwalk Boulevard
2700-2722 Fairview Street

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

Stabilized Same Property Portfolio (Continued): Our 2019 Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties aggregating 1,300,733 rentable square feet that were or will be in various stages of repositioning or lease-up during 2018 and 2019:

14742-14750 Nelson Avenue	301-445 Figueroa Street
15401 Figueroa Street	3233 Mission Oaks Boulevard
1601 Alton Parkway	7110 E. Rosecrans Avenue
2700-2722 Fairview Street	9615 Norwalk Boulevard
28903 Avenue Paine
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Net Income	$15,207	$8,965	$7,819	$15,084	$14,115
Add:
General and administrative	6,297	6,229	6,506	6,162	5,558
Depreciation and amortization	20,671	20,144	19,775	19,452	18,767
Acquisition expenses	166	106	37	9	33
Interest expense	6,656	6,456	6,452	5,852	5,638
Subtract:
Management, leasing, and development services	114	116	140	103	113
Interest income	769	609	—	—	—
Gain on extinguishment of debt	—	—	—	—	47
Gains on sale of real estate	5,631	—	1,608	9,983	10,336
NOI	$42,483	$41,175	$38,841	$36,473	$33,615
Straight line rental revenue adjustment	(1,492)	(1,343)	(1,673)	(1,969)	(1,478)
Amortization of above/below market lease intangibles	(1,627)	(1,622)	(1,616)	(1,116)	(1,067)
Cash NOI	$39,364	$38,210	$35,552	$33,388	$31,070

Reconciliation of Net Income to Same Property Portfolio NOI and Same Property Portfolio Cash NOI (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$15,207	$14,115	$47,075	$41,700
Add:
General and administrative	6,297	5,558	25,194	21,610
Depreciation and amortization	20,671	18,767	80,042	64,852
Acquisition expenses	166	33	318	454
Interest expense	6,656	5,638	25,416	20,209
Deduct:
Management, leasing and development services	114	113	473	493
Interest income	769	—	1,378	445
Equity in income from unconsolidated real estate entities	—	—	—	11
Gain on extinguishment of debt	—	47	—	25
Gains on sale of real estate	5,631	10,336	17,222	29,573
NOI	$42,483	$33,615	$158,972	$118,278
Non-Same Property Portfolio operating revenues	(17,876)	(10,343)	(61,000)	(23,045)
Non-Same Property Portfolio property expenses	4,196	2,997	15,026	6,901
Same Property Portfolio NOI	$28,803	$26,269	$112,998	$102,134
Straight line rental revenue adjustment	(593)	(1,146)	(3,395)	(3,807)
Amortization of above/below market lease intangibles	(147)	(147)	(537)	(539)
Same Property Portfolio Cash NOI	$28,063	$24,976	$109,066	$97,788
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2019 Estimate
	Low	High
Net income attributable to common stockholders	$0.04	$0.08
Company share of depreciation and amortization	$1.12	$1.12
Company share of Core FFO	$1.16	$1.20

Fourth Quarter 2018 Supplemental Financial Reporting Package	Page 28